Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations:	Investor Relations:
	Sheri Woodruff	John Roselli
	610-893-9555 Office	610-893-9559 Office
	609-933-9243 Mobile	john.roselli@tycoelectronics.com
	swoodruff@tycoelectronics.com	Keith Kolstrom
610-893-9551 Office
keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS REPORTS STRONG FISCAL THIRD QUARTER RESULTS

AND RAISES OUTLOOK FOR FOURTH QUARTER

Third Quarter Results

•                  Net Sales of $3.08 Billion Increased 23 Percent Year-Over-Year and 4 Percent Sequentially

•                  GAAP Operating Income of $467 Million; Adjusted Operating Income of $463 Million, Up From $127 Million in Prior-Year Period and a 13 Percent Increase Sequentially; Adjusted Operating Margin of 15 Percent

•                  Diluted Earnings Per Share From Continuing Operations (GAAP EPS) of $0.72; Adjusted EPS of $0.70, Up From $0.16 in Prior-Year Period and a 9 Percent Increase Sequentially

•                  Cash From Continuing Operations of $375 Million; Free Cash Flow of $283 Million

Fourth Quarter and Full Year Outlook

•                  Company Expects Fourth Quarter Net Sales of $3.05 to $3.15 Billion, Up 13 to 17 Percent Year-Over-Year

•                  Fourth Quarter GAAP EPS Expected to be $0.65 to $0.69; Adjusted EPS Expected to be $0.68 to $0.72, Compared to $0.30 in Prior-Year Quarter

•                  Full Year Sales Expected to be Approximately $12.0 Billion, Up 17 Percent Year-Over-Year

•                  Full Year GAAP EPS Expected to be $2.40 to $2.44; Adjusted EPS Expected to be $2.49 to $2.53, Compared to $0.81 in the Prior Year

•                  Free Cash Flow of Approximately $1.3 Billion Expected for the Full Year

SCHAFFHAUSEN, Switzerland — July 22, 2010 — Tyco Electronics Ltd. (NYSE: TEL) today reported results for the fiscal third quarter ended June 25, 2010.  The company reported a net sales increase of 23 percent year-over-year, and 4 percent sequentially, to $3.08 billion.  GAAP EPS were $0.72 for the quarter, compared to $0.05 in the prior-year period.  Included in the GAAP EPS were $0.02 per share of income related to tax and other items, net of restructuring charges.  This compares to $0.11 per share of net charges in the prior-year quarter.  Adjusted EPS were $0.70 in the quarter, compared to $0.16 in the prior-year quarter.

“We had another outstanding quarter and we are raising our fourth quarter outlook,” said Tyco Electronics Chief Executive Officer Tom Lynch.  “Sequentially, orders and sales were up 7 and 4 percent respectively, our adjusted operating margin improved to 15 percent and we generated $283 million of free cash flow.  Fourth quarter results will be similar to the third quarter, with sales expected to be approximately $3.1 billion and adjusted EPS of $0.68 to $0.72.”

The following discussion includes non-GAAP financial measures which are described at the end of this press release.  For a reconciliation of these non-GAAP financial measures, see the attached tables.  All dollar amounts are pre-tax and stated in millions.

				% Change	% Change
($ in millions)	June 25, 2010	Mar 26, 2010	June 26, 2009	Sequential	YoY
Net Sales	$3,084	$2,957	$2,508	4%	23%
Operating Income	$467	$398	$64	17%	630%
Restructuring and Other Charges	$(3)	$(12)	$(63)
Other Items	$7	$0	$0
Adjusted Operating Income	$463	$410	$127	13%	265%
Operating Margin	15.1%	13.5%	2.6%
Adjusted Operating Margin	15.0%	13.9%	5.1%

Sales grew 23 percent compared to the prior-year quarter and 4 percent sequentially.  Organically, sales increased 24 percent compared to the prior year and 7 percent sequentially.  By segment, and on an organic basis, sales in the Electronic Components segment increased 8 percent sequentially, with broad-based growth in consumer and industrial markets.  Sales increased 17 percent sequentially in the Network Solutions segment due to increased capital spending in infrastructure markets and a normal seasonal increase.  Sales in the Specialty Products segment grew 10 percent sequentially, primarily reflecting growth in aerospace and defense, touch systems and circuit protection markets.  In the Subsea Communications segment, sales decreased 18 percent sequentially.

The adjusted operating margin improved to 15 percent, compared to 13.9 percent in the prior quarter. The operating margin improvement was due to volume increases and productivity gains.

CASH FLOW

Cash from continuing operations was $375 million during the quarter, compared to $336 million in the year-ago period.  Free cash flow was $283 million, compared to $327 million in the prior-year period.

ORDERS

Total company orders increased 41 percent compared to the prior year and 7 percent sequentially.  The book-to-bill ratio was 1.06 in the quarter.  Excluding the company’s Subsea Communications segment, which is a project-oriented business with uneven order patterns, orders increased 38 percent year-over-year and 4 percent sequentially and the book-to-bill ratio was 1.08.

FOURTH QUARTER AND FULL YEAR FISCAL 2010 OUTLOOK

For the fourth quarter, the company expects net sales of $3.05 to $3.15 billion, an increase of 13 to 17 percent over the prior-year period.  GAAP EPS are expected to be $0.65 to $0.69, including restructuring and other charges of approximately $0.03 per share.  Adjusted EPS are expected to be $0.68 to $0.72, compared to adjusted EPS of $0.30 in the prior-year period.

For the full fiscal year, the company expects sales of approximately $12.0 billion, an increase of 17 percent over the prior year.  GAAP EPS are expected to be $2.40 to $2.44, including restructuring and other charges of approximately $0.09 per share.  Adjusted EPS are expected to be $2.49 to $2.53, compared to adjusted EPS of $0.81 in the prior-year period.  This outlook assumes current foreign exchange rates.

ADC ACQUISITION

On July 13, 2010, the company announced its intent to acquire ADC (NASDAQ: ADCT) for $12.75 per share in cash, or an enterprise value of approximately $1.25 billion.  The transaction is expected to close by the end of the calendar year.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, specialty products and subsea communication systems, with fiscal 2009 sales of $10.3 billion to customers in more than 150 countries. We design, manufacture and market products for customers in a broad array of industries including automotive; data communication systems and consumer electronics; telecommunications; aerospace, defense and marine; medical; energy; and lighting. With approximately 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage. More information on Tyco Electronics can be found at http://www.tycoelectronics.com/.

CONFERENCE CALL AND WEBCAST

•    The company will hold a conference call for investors today beginning at 8:30 a.m. EDT.

•    Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of Tyco Electronics’ website: http://investors.tycoelectronics.com.

•    For both “listen-only” telephone participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 230-1085.  The telephone dial-in number for participants outside the United States is (612) 234-9960.

•    An audio replay of the conference call will be available beginning at 10:30 a.m. on July 22, 2010 and ending at 11:59 p.m. on July 29, 2010.  The dial-in number for participants in the United States is (800) 475-6701.  For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 162015.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax (Expense) Benefit,” “Adjusted Income from Continuing Operations,”  “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures.  Organic Sales Growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  The limitation of this measure is that it excludes items that have an impact on the company’s sales.  This limitation is best addressed by using organic sales growth in combination with the GAAP results. See the accompanying tables to this press release for the reconciliation presenting the components of Organic Sales Growth.

The company has presented its operating income before special items including charges related to legal settlements and reserves, restructuring charges, impairment charges, acquisition related charges, and other income or charges (“Adjusted Operating Income”).  The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions.  It is also a significant component in the company’s incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges, acquisition related charges, and other income or charges that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company has presented its operating margin before special items including charges related to legal settlements and reserves, restructuring charges, impairment charges, acquisition related charges, and other income or charges (“Adjusted Operating Margin”).  The company presents Adjusted Operating

Margin before special items to give investors a perspective on the underlying business results.  Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast.

The company has presented other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items and the gain on retirement of debt (“Adjusted Other Income, Net”). The company presents Adjusted Other Income, Net as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items and the gain on retirement of debt. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented income tax (expense) benefit after adjusting for the tax effect of special items including charges related to restructuring, impairment charges, acquisition related charges, and other income or charges, and certain significant special tax items (“Adjusted Income Tax (Expense) Benefit”).  The company presents Adjusted Income Tax (Expense) Benefit to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).  The difference between Adjusted Income Tax (Expense) Benefit and income tax (expense) benefit (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax (expense) benefit. This limitation is best addressed by using Adjusted Income Tax (Expense) Benefit in combination with income tax (expense) benefit (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented income from continuing operations attributable to Tyco Electronics Ltd. before special items including charges related to legal settlements and reserves, restructuring charges, impairment charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”).  The company presents Adjusted Income from Continuing Operations as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  Adjusted Income from Continuing Operations provides additional information regarding the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, and, if applicable, related tax effects.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. before special items, including charges related to legal settlements and reserves, restructuring charges, impairment charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). The company presents Adjusted Earnings Per Share because it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  The company believes such a measure provides a picture of its results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the amount that management employs to measure cash that is free from any significant existing obligation.  The difference reflects the impact from:

•                  net capital expenditures,

•                  voluntary pension contributions, and

•                  cash impact of special items.

Net capital expenditures are subtracted because they represent long-term commitments.  Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions.  In addition, the company’s forecast excludes the cash impact of special items because the company cannot predict the amount and timing of such items.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow results.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.  See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

Because the company does not predict the amount and timing of special items that might occur in the future, and its forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, the company does not provide reconciliations to GAAP of its forward-looking financial measures.

CORRECTION OF IMMATERIAL ERRORS

During the third quarter of fiscal 2010, the Company identified certain errors in its accounting for income taxes. These errors related to the adoption of the uncertain tax position provisions of ASC 740, Income Taxes, in fiscal 2008 and data utilized in the determination of the Company’s income tax provision in fiscal 2005 through fiscal 2009.

The Company has evaluated the effects of these errors individually and in the aggregate and determined that its prior period financial statements are not materially misstated.  However, the Company has determined that the cumulative effect of correcting these errors in the third quarter of fiscal 2010 would be material to the fiscal 2010 financial statements.  Therefore, the Company has corrected these errors in the affected prior periods.  More information related to these corrections is provided in the schedules attached accompanying this press release.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  The forward-looking statements in this release include statements addressing our future financial condition and operating results and the acquisition of ADC Telecommunications, Inc. (ADC). Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; political, economic and military instability in countries in which we operate; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the ADC transaction may not be consummated; the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated; the risk that ADC will not be integrated successfully into Tyco Electronics; and the risk that revenue opportunities, cost savings and other anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2009 and Quarterly Reports on Form 10-Q for the quarterly periods ended Dec. 25, 2009 and Mar. 26, 2010, as well as in Tyco Electronics’ Current Reports on Form 8-K and other reports filed by Tyco Electronics with the Securities and Exchange Commission.

# # #

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 25,	June 26,	June 25,	June 26,
	2010	2009	2010	2009
	(in millions, except per share data)

Net sales	$3,084	$2,508	$8,933	$7,558
Cost of sales	2,099	1,921	6,149	5,713
Gross margin	985	587	2,784	1,845
Selling, general, and administrative expenses	375	330	1,149	1,070
Research, development, and engineering expenses	147	130	427	405
Pre-separation litigation (credits) charges	(7)	—	(7)	144
Restructuring and other charges, net	3	63	81	329
Impairment of goodwill	—	—	—	3,547
Operating income (loss)	467	64	1,134	(3,650)
Interest income	4	4	14	13
Interest expense	(38)	(42)	(115)	(125)
Other income, net	42	5	125	7
Income (loss) from continuing operations before income taxes	475	31	1,158	(3,755)
Income tax (expense) benefit	(144)	(6)	(348)	570
Income (loss) from continuing operations	331	25	810	(3,185)
Loss from discontinued operations, net of income taxes	—	(100)	—	(166)
Net income (loss)	331	(75)	810	(3,351)
Less: net income attributable to noncontrolling interests	(1)	(2)	(4)	(5)
Net income (loss) attributable to Tyco Electronics Ltd.	$330	$(77)	$806	$(3,356)

Amounts attributable to Tyco Electronics Ltd.:
Income (loss) from continuing operations	$330	$23	$806	$(3,190)
Loss from discontinued operations	—	(100)	—	(166)
Net income (loss)	$330	$(77)	$806	$(3,356)

Basic earnings (loss) per share attributable to Tyco Electronics Ltd.:
Income (loss) from continuing operations	$0.73	$0.05	$1.77	$(6.97)
Loss from discontinued operations	—	(0.22)	—	(0.36)
Net income (loss)	$0.73	$(0.17)	$1.77	$(7.33)

Diluted earnings (loss) per share attributable to Tyco Electronics Ltd.:
Income (loss) from continuing operations	$0.72	$0.05	$1.75	$(6.97)
Loss from discontinued operations	—	(0.22)	—	(0.36)
Net income (loss)	$0.72	$(0.17)	$1.75	$(7.33)

Weighted-average number of shares outstanding:
Basic	451	458	456	458
Diluted	456	459	460	458

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 25,	September 25,
	2010	2009
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$1,815	$1,521
Accounts receivable, net of allowance for doubtful accounts of $39 and $48, respectively	2,216	1,975
Inventories	1,586	1,435
Prepaid expenses and other current assets	563	487
Deferred income taxes	153	161
Total current assets	6,333	5,579
Property, plant, and equipment, net	2,787	3,111
Goodwill	3,155	3,160
Intangible assets, net	398	407
Deferred income taxes	2,419	2,397
Receivable from Tyco International Ltd. and Covidien plc	1,156	1,130
Other assets	221	234
Total Assets	$16,469	$16,018

Liabilities and Shareholders’ Equity
Current Liabilities:
Current maturities of long-term debt	$107	$101
Accounts payable	1,394	1,068
Accrued and other current liabilities	1,671	1,243
Deferred revenue	165	203
Total current liabilities	3,337	2,615
Long-term debt	2,308	2,316
Long-term pension and postretirement liabilities	1,077	1,129
Deferred income taxes	237	188
Income taxes	2,183	2,130
Other liabilities	527	634
Total Liabilities	9,669	9,012
Commitments and contingencies
Shareholders’ Equity:
Common shares, 468,215,574 shares authorized and issued, CHF 1.91 par value, at June 25, 2010; 468,215,574 shares authorized and issued, CHF 2.43 par value, at September 25, 2009	599	1,049
Contributed surplus	8,090	8,105
Accumulated deficit	(1,459)	(2,264)
Treasury shares, at cost, 21,690,236 and 9,425,172 shares, respectively	(645)	(349)
Accumulated other comprehensive income	207	455
Total Tyco Electronics Ltd. shareholders’ equity	6,792	6,996
Noncontrolling interests	8	10
Total Shareholders’ Equity	6,800	7,006
Total Liabilities and Shareholders’ Equity	$16,469	$16,018

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 25,	June 26,	June 25,	June 26,
	2010	2009	2010	2009
	(in millions)
Cash Flows From Operating Activities:
Net income (loss)	$331	$(75)	$810	$(3,351)
Loss from discontinued operations, net of income taxes	—	100	—	166
Income (loss) from continuing operations	331	25	810	(3,185)
Adjustments to reconcile net cash provided by operating activities:
Impairment of goodwill	—	—	—	3,547
Non-cash restructuring and other charges, net	1	8	16	31
Depreciation and amortization	129	130	395	382
Deferred income taxes	120	(10)	275	(685)
Provision for losses on accounts receivable and inventories	(1)	19	(1)	57
Tax sharing income	(43)	(4)	(126)	(9)
Other	40	15	79	49
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(228)	(53)	(374)	779
Inventories	(132)	264	(261)	471
Inventoried costs on long-term contracts	30	(48)	5	(107)
Prepaid expenses and other current assets	(68)	9	(42)	224
Accounts payable	107	74	367	(470)
Accrued and other current liabilities	82	(92)	86	(248)
Income taxes	—	(1)	—	27
Deferred revenue	5	18	(35)	(41)
Other	2	(18)	11	7
Net cash provided by continuing operating activities	375	336	1,205	829
Net cash used in discontinued operating activities	—	(6)	—	(42)
Net cash provided by operating activities	375	330	1,205	787
Cash Flows From Investing Activities:
Capital expenditures	(92)	(61)	(249)	(270)
Proceeds from sale of property, plant, and equipment	—	2	5	9
Acquisition of businesses, net of cash acquired	(15)	—	(70)	—
Proceeds from divestiture of discontinued operations, net of cash retained by operations sold	—	665	—	694
Proceeds from divestiture of businesses, net of cash retained by businesses sold	—	10	12	16
Other	(16)	1	(20)	(2)
Net cash provided by (used in) continuing investing activities	(123)	617	(322)	447
Net cash used in discontinued investing activities	—	(1)	—	(3)
Net cash provided by (used in) investing activities	(123)	616	(322)	444
Cash Flows From Financing Activities:
Net decrease in commercial paper	—	—	—	(649)
Proceeds from long-term debt	—	6	—	448
Repayment of long-term debt	—	(342)	—	(461)
Repurchase of common shares	(208)	—	(373)	(152)
Payment of common share dividends and cash distributions to shareholders	(72)	(74)	(218)	(221)
Transfer to discontinued operations	—	(17)	—	(49)
Other	6	—	4	(3)
Net cash used in continuing financing activities	(274)	(427)	(587)	(1,087)
Net cash provided by discontinued financing activities	—	12	—	49
Net cash used in financing activities	(274)	(415)	(587)	(1,038)
Effect of currency translation on cash	(2)	5	(2)	(21)
Net increase (decrease) in cash and cash equivalents	(24)	536	294	172
Less: net increase in cash and cash equivalents related to discontinued operations	—	(5)	—	(4)
Cash and cash equivalents at beginning of period	1,839	727	1,521	1,090
Cash and cash equivalents at end of period	$1,815	$1,258	$1,815	$1,258

Supplemental Cash Flow Information:
Income taxes paid, net of refunds	$25	$15	$73	$87

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$375	$336	$1,205	$829
Capital expenditures, net	(92)	(59)	(244)	(261)
Pre-separation litigation payments	—	50	—	50
Free cash flow (1)	$283	$327	$961	$618

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Nine Months Ended
	June 25,		June 26,		June 25,		June 26,
	2010		2009		2010		2009
	($ in millions)
Net Sales:
Electronic Components	$2,074		$1,424		$5,969		$4,329
Network Solutions	442		425		1,258		1,283
Specialty Products	398		340		1,127		1,053
Subsea Communications	170		319		579		893
Total	$3,084		$2,508		$8,933		$7,558

Operating Income (Loss):
Electronic Components	$298	14.4%	$(82)	NM (1)	$723	12.1%	$(3,754)	NM	(1)
Network Solutions	60	13.6%	31	7.3%	122	9.7%	96	7.5%
Specialty Products	66	16.6%	42	12.4%	166	14.7%	(13)	NM	(1)
Subsea Communications	36	21.2%	73	22.9%	116	20.0%	165	18.5%
Pre-separation litigation credits (charges)	7		—		7		(144)
Total	$467	15.1%	$64	2.6%	$1,134	12.7%	$(3,650)	NM	(1)

(1) Not meaningful.

TYCO ELECTRONICS LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

	Change in Net Sales for the Quarter Ended June 25, 2010						Percentage of Segment’s Total Net Sales for the
	versus Net Sales for the Quarter Ended June 26, 2009						Quarter Ended
	Organic (1)		Translation (2)	Divestitures	Total		June 25, 2010
	($ in millions)
Electronic Components (3):
Automotive	$341	46.6%	$(13)	$—	$328	46.3%	50%
DataComm	71	37.2	(1)	—	70	36.8	13
Industrial	92	64.6	—	(2)	90	62.9	11
Appliance	51	51.2	2	—	53	53.0	7
Computer	31	32.1	2	—	33	34.0	6
Consumer Devices	10	10.4	(2)	(1)	7	7.6	5
Other	70	74.0	(1)	—	69	73.4	8
Total	666	46.1	(13)	(3)	650	45.6	100%
Network Solutions (3):
Energy	9	4.4	(4)	(12)	(7)	(3.6)	43
Service Providers	9	7.3	(1)	—	8	6.5	30
Enterprise Networks	16	15.5	—	—	16	16.0	26
Other	—	—	—	—	—	—	1
Total	34	8.0	(5)	(12)	17	4.0	100%
Specialty Products (3):
Aerospace, Defense, and Marine	11	7.6	(1)	—	10	6.6	40
Touch Systems	24	31.2	(1)	—	23	29.5	25
Circuit Protection	20	39.3	2	—	22	42.3	19
Medical	3	4.5	—	—	3	5.1	16
Total	58	17.2	—	—	58	17.1	100%
Subsea Communications	(149)	(46.7)	—	—	(149)	(46.7)
Total	$609	24.3%	$(18)	$(15)	$576	23.0%

	Change in Net Sales for the Nine Months Ended June 25, 2010						Percentage of Segment’s Total Net Sales for the
	versus Net Sales for the Nine Months Ended June 26, 2009						Nine Months Ended
	Organic (1)		Translation (2)	Divestitures	Total		June 25, 2010
	($ in millions)
Electronic Components (3):
Automotive	$1,009	49.2%	$107	$—	$1,116	56.9%	52%
DataComm	57	8.6	13	(18)	52	7.9	12
Industrial	124	25.2	21	(2)	143	29.1	11
Appliance	113	37.9	14	—	127	42.8	7
Computer	46	14.4	4	(3)	47	14.8	6
Consumer Devices	51	18.5	—	(21)	30	10.8	5
Other	119	36.9	9	(3)	125	38.7	7
Total	1,519	34.7	168	(47)	1,640	37.9	100%
Network Solutions (3):
Energy	(32)	(5.3)	28	(24)	(28)	(4.7)	45
Service Providers	(42)	(11.3)	14	—	(28)	(7.5)	27
Enterprise Networks	15	5.2	14	—	29	9.7	26
Other	1	8.0	1	—	2	11.1	2
Total	(58)	(4.5)	57	(24)	(25)	(1.9)	100%
Specialty Products (3):
Aerospace, Defense, and Marine	(27)	(5.7)	8	—	(19)	(4.0)	40
Touch Systems	30	12.2	5	—	35	14.5	25
Circuit Protection	54	36.8	9	—	63	42.0	19
Medical	(8)	(3.9)	3	—	(5)	(2.7)	16
Total	49	4.5	25	—	74	7.0	100%
Subsea Communications	(314)	(35.2)	—	—	(314)	(35.2)
Total	$1,196	15.8%	$250	$(71)	$1,375	18.2%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TYCO ELECTRONICS LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

	Change in Net Sales for the Quarter Ended June 25, 2010					Percentage of Segment’s Total Net Sales for the
	versus Net Sales for the Quarter Ended March 26, 2010					Quarter Ended
	Organic (1)		Translation (2)	Total		June 25, 2010
	($ in millions)
Electronic Components (3):
Automotive	$52	5.1%	$(43)	$9	0.9%	50%
DataComm	31	13.5	(3)	28	12.1	13
Industrial	27	12.4	(8)	19	8.9	11
Appliance	14	9.4	(3)	11	7.7	7
Computer	12	9.6	(1)	11	9.2	6
Consumer Devices	1	1.4	(2)	(1)	(1.0)	5
Other	16	10.9	(3)	13	8.7	8
Total	153	7.7	(63)	90	4.5	100%
Network Solutions (3):
Energy	22	12.0	(10)	12	6.8	43
Service Provider	31	29.3	(5)	26	24.5	30
Enterprise Networks	13	12.4	(3)	10	9.4	26
Other	—	—	—	—	—	1
Total	66	16.8	(18)	48	12.2	100%
Specialty Products (3):
Aerospace, Defense, and Marine	14	8.8	(5)	9	5.9	40
Touch Systems	14	15.8	(3)	11	12.2	25
Circuit Protection	7	10.4	(1)	6	8.8	19
Medical	1	2.3	—	1	1.6	16
Total	36	9.7	(9)	27	7.3	100%
Subsea Communications	(38)	(18.3)	—	(38)	(18.3)
Total	$217	7.4%	$(90)	$127	4.3%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 25, 2010

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net	Items (1)	Net (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$298	$4	$—	$—	$302
Network Solutions	60	(1)	—	—	59
Specialty Products	66	1	—	—	67
Subsea Communications	36	(1)	—	—	35
Pre-separation litigation credits	7	—	—	(7)	—
Total	$467	$3	$—	$(7)	$463

Operating Margin	15.1%				15.0%

Other Income, Net	$42	$—	$(33)	$—	$9

Income Tax Expense	$(144)	$—	$26	$—	$(118)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$330	$3	$(7)	$(7)	$319

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$0.72	$0.01	$(0.02)	$(0.02)	$0.70

(1) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the completion of an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(2) Consists of $7 million of credits related to pre-separation securities litigation.

(3) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 26, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Adjusted
	U.S. GAAP	Charges, Net	(Non-GAAP) (1)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$(82)	$46	$(36)
Network Solutions	31	15	46
Specialty Products	42	1	43
Subsea Communications	73	1	74
Total	$64	$63	$127

Operating Margin	2.6%		5.1%

Other Income, Net	$5	$—	$5

Income Tax Expense	$(6)	$(12)	$(18)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$23	$51	$74

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$0.05	$0.11	$0.16

(1) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 25, 2010

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Items (2)	Net (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$723	$56	$—	$—	$779
Network Solutions	122	16	—	—	138
Specialty Products	166	5	—	—	171
Subsea Communications	116	1	—	—	117
Pre-separation litigation credits	7	—	—	(7)	—
Total	$1,134	$78	$—	$(7)	$1,205

Operating Margin	12.7%				13.5%

Other Income, Net	$125	$—	$(97)	$—	$28

Income Tax Expense	$(348)	$(17)	$72	$—	$(293)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$806	$61	$(25)	$(7)	$835

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$1.75	$0.13	$(0.05)	$(0.02)	$1.82

(1) Includes $81 million recorded in net restructuring and other charges and a $3 million credit recorded in cost of sales.

(2) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the settlement of an audit of prior year tax returns as well as the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.  Also includes an income tax benefit recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards.

(3) Consists of $7 million of credits related to pre-separation securities litigation.

(4) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 26, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Impairment of	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Goodwill	Net (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income (Loss):
Electronic Components	$(3,754)	$254	$3,435	$—	$(65)
Network Solutions	96	42	—	—	138
Specialty Products	(13)	27	112	8	134
Subsea Communications	165	5	—	—	170
Pre-separation litigation charges	(144)	—	—	144	—
Total	$(3,650)	$328	$3,547	$152	$377

Operating Margin	NM (5)				5.0%

Other Income, Net	$7	$—	$—	$—	$7

Income Tax (Expense) Benefit	$570	$(78)	$(523)	$(3)	$(34)

Income (Loss) from Continuing Operations Attributable to Tyco Electronics Ltd.	$(3,190)	$250	$3,024	$149	$233

Diluted Earnings (Loss) per Share from Continuing Operations Attributable to Tyco Electronics Ltd. (4)	$(6.97)	$0.54	$6.59	$0.32	$0.51

(1) Includes $329 million recorded in restructuring and other charges, net and a $1 million credit recorded in cost of sales.

(2) Consists of $144 million of charges related to the settlement of pre-separation securities litigation recorded in pre-separation litigation charges and $8 million of costs related to a product liability matter from several years ago recorded in selling, general, and administrative expenses.

(3) See description of non-GAAP measures contained in this release.

(4) GAAP diluted shares excludes 1 million of non-vested restricted share awards and non-vested options as the inclusion of these securities would have been anti-dilutive.  Such amounts are included in non-GAAP diluted shares.

(5) Not meaningful.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 26, 2010

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Adjusted
	U.S. GAAP	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$262	$8	$—	$270
Network Solutions	42	—	—	42
Specialty Products	49	4	—	53
Subsea Communications	45	—	—	45
Total	$398	$12	$—	$410

Operating Margin	13.5%			13.9%

Other Income, Net	$75	$—	$(64)	$11

Income Tax Expense	$(135)	$(1)	$46	$(90)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$304	$11	$(18)	$297

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$0.66	$0.02	$(0.04)	$0.64

(1) Includes income tax expense related to certain proposed adjustments to prior year tax returns and the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.  Also includes an income tax benefit recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards.

(2) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 25, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Retirement	Adjusted
	U.S. GAAP	Charges, Net (1)	Items (2)	of Debt	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$38	$24	$—	$—	$62
Network Solutions	37	14	—	—	51
Specialty Products	47	4	—	—	51
Subsea Communications	54	3	—	—	57
Total	$176	$45	$—	$—	$221

Operating Margin	6.5%				8.2%

Other Income (Expense), Net	$(55)	$—	$86	$(22)	$9

Income Tax Expense	$(3)	$(9)	$(46)	$—	$(58)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$81	$36	$40	$(19)	$138

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$0.18	$0.08	$0.09	$(0.04)	$0.30

(1) Includes $46 million recorded in net restructuring and other charges and a $1 million credit recorded in cost of sales.

(2) Includes an income tax benefit primarily related to proposed adjustments to prior year tax returns, and charges to other expense pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 25, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Impairment of	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Goodwill	Items (2)	Net (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income (Loss):
Electronic Components	$(3,716)	$278	$3,435	$—	$—	$(3)
Network Solutions	133	56	—	—	—	189
Specialty Products	34	31	112	—	8	185
Subsea Communications	219	8	—	—	—	227
Pre-separation litigation charges	(144)	—	—	—	144	—
Total	$(3,474)	$373	$3,547	$—	$152	$598

Operating Margin	NM (6)					5.8%

Other Income (Expense), Net	$(48)	$—	$—	$86	$(22)	$16

Income Tax (Expense) Benefit	$567	$(87)	$(523)	$(46)	$(3)	$(92)

Income (Loss) from Continuing Operations Attributable to Tyco Electronics Ltd.	$(3,109)	$286	$3,024	$40	$130	$371

Diluted Earnings (Loss) per Share from Continuing Operations Attributable to Tyco Electronics Ltd. (5)	$(6.77)	$0.62	$6.57	$0.09	$0.28	$0.81

(1) Includes $375 million recorded in net restructuring and other charges and a $2 million credit recorded in cost of sales.

(2) Includes an income tax benefit primarily related to proposed adjustments to prior year tax returns, and charges to other expense pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) Consists of $144 million of charges related to the settlement of pre-separation securities litigation and $8 million of costs related to a product liability matter from several years ago recorded in selling, general, and administrative expenses.  Also includes net gain related to retirement of debt of $19 million.

(4) See description of non-GAAP measures contained in this release.

(5) GAAP diluted shares excludes 1 million of non-vested restricted share awards and non-vested options as the inclusion of these securities would have been anti-dilutive.  Such amounts are included in non-GAAP diluted shares.

(6) Not meaningful.

TYCO ELECTRONICS LTD.

CORRECTION OF IMMATERIAL ERRORS

(UNAUDITED)

The impact of correcting the immaterial errors on the Company’s Condensed Consolidated Statements of Operations is as follows:

	For the Quarter Ended June 26, 2009		For the Nine Months Ended June 26, 2009		For the Quarter Ended September 25, 2009		For the Year Ended September 25, 2009
	Amounts Previously Reported	As Corrected	Amounts Previously Reported	As Corrected	Amounts Previously Reported	As Corrected	Amounts Previously Reported	As Corrected
	(in millions, except per share data)
Income tax (expense) benefit	$(3)	$(6)	$577	$570	$(1)	$(3)	$576	$567
Income (loss) from continuing operations	28	25	(3,178)	(3,185)	84	82	(3,094)	(3,103)
Net income (loss)	(72)	(75)	(3,344)	(3,351)	94	92	(3,250)	(3,259)
Net income (loss) attributable to Tyco Electronics Ltd.	(74)	(77)	(3,349)	(3,356)	93	91	(3,256)	(3,265)
Amounts attributable to Tyco Electronics Ltd.:
Income (loss) from continuing operations	26	23	(3,183)	(3,190)	83	81	(3,100)	(3,109)
Net income (loss)	(74)	(77)	(3,349)	(3,356)	93	91	(3,256)	(3,265)
Basic earnings (loss) per share attributable to Tyco Electronics Ltd.:
Income (loss) from continuing operations	$0.06	$0.05	$(6.95)	$(6.97)	$0.18	$0.18	$(6.75)	$(6.77)
Net income (loss)	(0.16)	(0.17)	(7.31)	(7.33)	0.20	0.20	(7.09)	(7.11)
Diluted earnings (loss) per share attributable to Tyco Electronics Ltd.:
Income (loss) from continuing operations	$0.06	$0.05	$(6.95)	$(6.97)	$0.18	$0.18	$(6.75)	$(6.77)
Net income (loss)	(0.16)	(0.17)	(7.31)	(7.33)	0.20	0.20	(7.09)	(7.11)

The impact of correcting the immaterial errors on the Company’s Condensed Consolidated Balance Sheets is as follows:

	September 25, 2009
	Amounts Previously Reported	As Corrected
	(in millions)
Assets
Deferred income taxes	$2,518	$2,397
Receivable from Tyco International Ltd. and Covidien plc	1,211	1,130
Total Assets	16,220	16,018
Liabilities and Shareholders’ Equity
Income taxes	2,312	2,130
Total Liabilities	9,194	9,012
Shareholders’ Equity:
Contributed surplus	8,135	8,105
Accumulated deficit	(2,274)	(2,264)
Total Tyco Electronics Ltd. shareholders’ equity	7,016	6,996
Total Shareholders’ Equity	7,026	7,006
Total Liabilities and Shareholders’ Equity	16,220	16,018

The impact of correcting the immaterial errors on the Company’s Condensed Consolidated Statements of Cash Flows is as follows:

	For the Quarter Ended June 26, 2009		For the Nine Months Ended June 26, 2009
	Amounts Previously Reported	As Corrected	Amounts Previously Reported	As Corrected
	(in millions)
Cash Flows From Operating Activities:
Net loss	$(72)	$(75)	$(3,344)	$(3,351)
Income (loss) from continuing operations	28	25	(3,178)	(3,185)
Adjustments to reconcile net cash provided by operating activities:
Deferred income taxes	(13)	(10)	(692)	(685)